UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     September 23, 2005

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

545 Long Wharf Drive, 5th Floor
New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

(203) 772-1000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(c)

The Board of Directors of DSL.net, Inc. (the “Company”) has appointed Kirby G. Pickle as the Company’s new President and Walter Keisch as the Company’s new Chief Financial Officer and Treasurer, in each case effective as of September 23, 2005.

Mr. Pickle, 49, currently also serves as the Company’s Chief Executive Officer, a position he has held since April 15, 2004 pursuant to an Employment Agreement between Mr. Pickle and the Company, dated as of April 15, 2004 (the “Employment Agreement”), and as a member of the Company’s Board of Directors, on which he has served since June 2004. Pursuant to the Employment Agreement, as approved by the Company’s Board of Directors, Mr. Pickle is paid an annual base salary of $350,000, plus a monthly car allowance of $1,000, and is eligible for a bonus in the discretion of the Board of Directors. Prior to joining the Company, from September 2000 to April 2004, Mr. Pickle served as President and Chief Executive Officer of Velocita Corporation, a telecommunications company. He also served as President and Chief Operating Officer of Teligent, a business-to-business telecommunications provider, from February 1996 to April 2000.

Prior to his appointment as Chief Financial Officer and Treasurer, Mr. Keisch, 60, served as an executive officer of the Company in the capacity of Vice President – Finance, a position he has held since March 2001. From January to March 2001, he served as the Company’s Corporate Controller. From July 2000 through December 2000, Mr. Keisch served as Chief Financial Officer for a start-up e-business unit of GE Capital Real Estate. From December 1997 to October 1999 he served as Vice President of Finance, Chief Financial Officer and Secretary for E-Sync Networks, Inc., an e-business service provider.

There is no arrangement or understanding pursuant to which Mr. Pickle was appointed to his position as President of the Company or pursuant to which Mr. Keisch was appointed to his position as Chief Financial Officer and Treasurer of the Company, and there are no transactions pending or proposed to which the Company is a party and in which either Mr. Pickle or Mr. Keisch has or will have a material interest. Neither Mr. Pickle nor Mr. Keisch has a family relationship with any director or executive officer of the Company. Mr. Pickle and Mr. Keisch will serve as President, and Chief Financial Officer and Treasurer, respectively, until the next annual meeting of the Company’s Board of Directors and until their respective successors are qualified and duly appointed, or until their earlier death, resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: September 23, 2005
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: V.P. - Corporate Affairs, General Counsel & Secretary